Exhibit 99.1
CRUSADER ENERGY ANNOUNCES CONTINUED G&A REDUCTIONS AND
STRATEGIC ALTERNATIVES UPDATE
OKLAHOMA CITY, OKLAHOMA, March 18, 2009: Crusader Energy Group Inc. (AMEX:KRU) today announced that, as part of its ongoing efforts to reduce its general and administrative budget, it has effected 34% reduction in personnel, including the Company’s Senior Vice President and Chief Financial Officer, John G. Heinen, and Senior Vice President and Chief Operating Officer, Paul E. Legg. Messrs. Heinen and Legg, who had planned to retire during the Company’s 2009 fiscal year, each voluntarily resigned in connection with the Company’s effort to reduce its workforce. The majority of Mr. Heinen’s duties will be assumed by Roy Fletcher who currently serves as vice president and controller of the Company. The COO responsibilities will be shared with David Le Norman, the company’s CEO, and Charles Paulson, the vice president of engineering for the Company.
The Company continues to review its strategic alternatives in connection with its efforts to address its previously announced $5 million borrowing base deficiency under its senior credit facility. Pursuant to the terms of the credit facility, the Company has notified the lenders that it has elected to address the borrowing base deficiency through six equal monthly payments of $833,000, with the first installment due on March 25, 2009. However, given the significant decrease in commodity prices and resulting actual and forecasted cash flow and financial results for 2009, management anticipates that the Company may not be able to remain in compliance with financial and other covenants under its credit facilities. The Company is in discussions with the lenders under its senior credit facility and the holders of its $249,750,000 second lien credit facility regarding possible solutions to address the borrowing base deficiency and current financial concerns. The alternatives include a potential recapitalization of our balance sheet, continued cost reductions, continued reduction or elimination of our 2009 drilling budget, the sale of assets and the sale of the Company. If we are not able to achieve an acceptable resolution with the Company’s first and second lien holders in a timely manner, management anticipates that the report of KPMG LLP, the Company’s independent public accountants, relative to the Company’s 2008 consolidated financial statements will contain an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern, and, even if the Company and its lenders reach agreement on a proposed strategy to address these matters, the Company may be forced to seek protection under Chapter 11 of the United States Bankruptcy Code to effect any strategic alternative that it elects to pursue.

MANAGEMENT COMMENTS
Commenting on the announcement, David D. Le Norman, Crusader’s President and CEO, said, “Both John and Paul were instrumental in building several companies with me over the years and will be greatly missed by myself and all the members of the Crusader family. Upon their departure, Roy Fletcher and Charlie Paulson will join me and Chip Mullens, General Counsel, on the senior management team going forward. Roy has significant public accounting experience and Charlie’s over 25 years of engineering experience will add to and provide a core group to execute Crusader’s strategic plans. Furthermore, we also have been able to preserve the majority of our technical staff including engineers, geologists, land, and accounting professionals to support the future achievement of Crusader’s agenda.”
ABOUT CRUSADER ENERGY
Oklahoma City-based Crusader Energy Group Inc. is an oil and gas company with assets focused in various producing domestic basins. The Company has a primary focus on the development of unconventional resource plays which includes the application of horizontal drilling and cutting edge completion technology aimed at developing shale and tight sand reservoirs. The Crusader assets are located in various domestic basins, the majority of which are in the Anadarko Basin and Central Uplift, Ft. Worth Basin Barnett Shale, Delaware Basin, Val Verde Basin, and the Bakken Shale of the Williston Basin.
For other information regarding Crusader, please visit the Company’s Internet Web site at http://www.crusaderenergy.com. In addition to SEC filings and press releases, the Company posts materials of general interest to investors including any current investor meeting information or Crusader conference or analyst presentations.

FORWARD-LOOKING STATEMENT DISCLOSURE
This press release contains “forward-looking statements” within the meaning of the Federal securities laws and regulations. Forward-looking statements are estimates and predictions by management about the future outcome of events and conditions that could affect Crusader’s business, financial condition and results of operations. We use words such as, “will,” “should,” “could,” “plans,” “expects,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “may,” and other words of similar expression to indicate forward-looking statements.
There is no assurance that the estimates and predictions contained in our forward-looking statements will occur or be achieved as predicted. Any number of factors could cause actual results to differ materially from those referred to in a forward-looking statement, including drilling risks, operating hazards and other uncertainties inherent in the exploration for, and development and production of, oil and natural gas; volatility in oil and natural gas prices, including the adverse impact of lower prices on the amount of our cash flow available to meet capital expenditures, our ability to borrow and raise capital and on the values attributed to our proven reserves; drilling and operating risks in the unconventional shales and other reservoirs in which we operate, including uncertainties in interpreting engineering, reservoir and reserve data; the availability of technical personnel and drilling equipment; the timing and installation of processing and treatment facilities, third-party pipelines and other transportation facilities and equipment; changes in interest rates; and increasing production costs and other expenses. Furthermore, there can be no assurance the Company will be able to identify or effect, on favorable terms or at all, any financial or strategic alternatives, including as may be required to timely remedy the Company’s borrowing base deficiency, address the Company’s liquidity and financial issues described in this release, avoid the opinion of the Company’s independent auditors from containing a paragraph indicating substantial doubt about the Company’s ability to continue as a going concern, or avoid a filing by the Company of a petition for relief under federal bankruptcy laws.
Further information on risks and uncertainties affecting our business is described under Risk Factors and are available in our reports filed with the SEC which are incorporated by this reference as though fully set forth herein. We undertake no obligation to publicly update or revise any forward-looking statement.